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To:               Jan S. Mirsky

From:             Hal Markowitz

Date:             March 3, 2000


Re warrants previously issued to you for the purchase of 96,622 shares of common stock that are exercisable through March 31, 2000 at an exercise price of $1.25 per share:

I am approving and by this letter asking the compensation committee of Stanley Goodman and Ed Ross to approve the extension of the exercisable term to April 15, 2001.




/s/ Hal Markowitz
-----------------------
Hal Markowitz

                                                         Approved:


                                            /s/ Stanley Goodman           3/2/00
                                            ------------------------------------
                                            Stanley Goodman                 Date



                                           /s/ Ed Ross                    3/2/00
                                           -------------------------------------
                                           Ed Ross                          Date